Exhibit 99.1

Statera Biopharma Receives Notification Letter from Nasdaq Regarding Form 10-K Filing

FORT COLLINS, CO., April 22, 2022 /Globe Newswire/ — Statera Biopharma (Nasdaq: STAB) (the “Company”), a biopharmaceutical company creating next-generation immune therapies that focus on immune restoration and homeostasis, today announced the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on April 19, 2022 indicating that, because the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”), the Company does not comply with Nasdaq Listing Rule 5250(c)(1) for continued listing.

On March 31, 2022, the Company filed a Form 12b-25 Notification of Late Filing (the “Form 12b-25”) with the Securities and Exchange Commission (the “SEC”) and issued a press release announcing, among other things, that the Company was unable to file its Form 10-K within the prescribed time period. The Company indicated that it was unable to complete its financial statements for the full year 2021 due to a delay experienced in completing its financial statements and other disclosures in the Annual Report.

As previously disclosed, Nasdaq granted an exception giving the Company a new deadline of April 15, 2022 to file its Form 10-K.

As a result of this additional delinquency, the Company must submit to Nasdaq a plan to regain compliance by June 20, 2022. If the plan is accepted by Nasdaq, the Company must implement the plan to regain compliance by the date that is 180 days after the due date of the Form 10-K or October 17, 2022. The Company intends to submit a timely plan. There is no assurance, however, that the Company’s plan will be accepted by Nasdaq nor that the Company will successfully implement its plan. If the Company does not regain compliance with the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq may provide notice that the Company’s common stock will be subject to delisting.

Further on April 13, 2022, the Company announced it was no longer in compliance with several of the Nasdaq Stock Market’s rules. Details of this non-compliance is set out below.

On March 25, 2022, Randy Saluck and Lea Verny, each a member of the board of directors (the “Board”) of the Company, resigned from their positions as members of Board, effective immediately. At the time of their resignations, Mr. Saluck and Ms. Verny each served on the audit, nominating and corporate governance and compensation committees of the Board.

First, under Nasdaq Listing Rule 5605(b)(1), a majority of the directors on the Board must be independent directors, as defined under the Nasdaq rules. As of the effective time of the resignations of Mr. Saluck and Ms. Verny, the Board is comprised of one director who is independent under the Nasdaq Listing Rules and two directors who are not independent.

Second, under Nasdaq Listing Rule 5605(c)(2)(A), the audit committee of the Board must be comprised of at least three independent directors, as defined under the Nasdaq rules. As of the effective time of the resignations of Mr. Saluck and Ms. Verny, the audit committee of the Board is comprised of one director who is independent under the Nasdaq Listing Rules.

Third, under Nasdaq Listing Rules 5605(d)(2)(A) and 5605(d)(5), the compensation committee of the Board must be comprised of at least two independent directors, as defined under the Nasdaq Rules. As of the effective time of the resignations of Mr. Saluck and Ms. Verny, the compensation committee of the Board is comprised of only one director who is independent under the Nasdaq Listing Rules.

On March 28, 2022, the Company provided formal notice to Nasdaq disclosing the Company’s noncompliance with Nasdaq’s governance requirements as described above. Under Nasdaq’s rules, because the Company has only one independent director and one independent audit committee member, there is no available cure period within which the Company can regain compliance with the rules pertaining to the composition of the Board and the audit committee of the Board. Instead, the Company has until May 19, 2022 to submit a plan to Nasdaq to regain compliance. If Nasdaq accepts the plan, Nasdaq can grant an extension of up to 180 calendar days from April 4, 2022, the date of Nasdaq’s letter to the Company regarding this noncompliance matter, to evidence compliance. The Company intends to submit a plan to Nasdaq to regain compliance by or before May 19, 2022.

In accordance with Nasdaq Listing Rule 5605(d)(4), the Company is granted a cure period to regain compliance with the rules pertaining to the composition of the compensation committee of the Board, which cure period will expire upon the earlier of the Company’s next annual stockholders’ meeting or March 25, 2023; provided, however, that if the Company’s next annual stockholders’ meeting is held before September 21, 2022, then the Company must evidence compliance no later than September 21, 2022. The Board intends to appoint one or more new independent directors to fill the vacancies on the compensation committee of the Board prior to the expiration of such cure period in order to regain compliance with Nasdaq Listing Rule 5605(d)(2)(A) pertaining to the compensation committee of the Board.

Further on April 15, 2022, the Company announced that on April 11, 2022, Tuner, Stone & Company, LLP (“TSC”) advised the Audit Committee of the Board of Directors (the “Audit Committee”) of Statera Biopharma, Inc., a Delaware corporation (the “Company”) of TSC’s resignation as the Company’s independent registered public accounting firm, effective on that date. The Audit Committee did not request, recommend or approve the resignation of TSC.  In its letter of resignation, TSC indicated that based on information that had come to its attention, TSC was resigning and would no longer be able to provide auditing services. The resignation was not the result of a disagreement between the Company and the TSC on accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recently completed fiscal years.

The Company has begun a search process to identify a new independent registered public accounting firm. The Company will disclose its engagement of a new independent registered public accounting firm in accordance with SEC rules and regulations once the process has been completed.

There can be no assurance that the Company will be able to regain compliance with the Nasdaq listing criteria or will otherwise be in compliance with the NASDAQ listing criteria.

About Statera Biopharma

Statera Biopharma (formerly Cytocom, Inc.) is a clinical-stage biopharmaceutical company developing novel immunotherapies targeting autoimmune, neutropenia/anemia, emerging viruses and cancers based on a proprietary platform designed to rebalance the body’s immune system and restore homeostasis. Statera has one of the largest platforms of toll-like receptor (TLR) agonists in the biopharmaceutical industry with TLR4 and TLR9 antagonists, and the TLR5 agonists, Entolimod and GP532. TLRs are a class of protein that plays a key role in the innate immune system. Statera is developing therapies designed to directly elicit within patients a robust and durable response of antigen-specific killer T-cells and antibodies, thereby activating essential immune defenses against autoimmune, inflammatory, infectious diseases, and cancers. Statera has clinical programs for Crohn’s disease (STAT-201), hematology (Entolimod), pancreatic cancer (STAT-401) and COVID-19 (STAT-205) in addition to potential expansion into fibromyalgia and multiple sclerosis. To learn more about Statera Biopharma, please visit www.staterabiopharma.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this press release, including statements regarding the Company’s expected clinical development timeline for the Company’s product candidates, future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on the current expectations about future events held by management. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. The company’s actual future results may differ materially from those discussed here for various reasons. The Company discusses many of these risks under the heading “Risk Factors” in the proxy statement/prospectus filed with the SEC on June 10, 2021, as updated by the company’s other filings with the SEC. Factors that may cause such differences include, but are not limited to, the outcome of any legal proceedings that have been or may be instituted against the company related to the merger between Cleveland BioLabs and Cytocom; unexpected costs, charges or expenses resulting from the merger; the Company’s need for additional financing to meet the Company’s business objectives; the Company’s history of operating losses; the Company’s ability to successfully develop, obtain regulatory approval for, and commercialize the Company’s products in a timely manner; the Company’s plans to research, develop and commercialize the Company’s product candidates; the Company’s ability to attract collaborators with development, regulatory and commercialization expertise; the Company’s plans and expectations with respect to future clinical trials and commercial scale-up activities; the Company’s reliance on third-party manufacturers of the Company’s product candidates; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to serve those markets; the rate and degree of market acceptance of the Company’s product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of the Company’s third-party suppliers and manufacturers; the success of competing therapies that are or may become available; the Company’s ability to attract and retain key scientific or management personnel; the Company’s historical reliance on government funding for a significant portion of the Company’s operating costs and expenses; government contracting processes and requirements; the exercise of significant influence over the Company’s company by the Company’s largest individual stockholder; the impact of the novel coronavirus (“COVID-19”) pandemic on the Company’s business, operations and clinical development; the geopolitical relationship between the United States and the Russian Federation as well as general business, legal, financial and other conditions within the Russian Federation; the Company’s ability to obtain and maintain intellectual property protection for the Company’s product candidates; the Company’s potential vulnerability to cybersecurity breaches; and other factors discussed in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the risk factors discussed under the heading “Risk Factors” in the proxy statement/prospectus the company filed in connection with the merger on June 10, 2021.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Contacts:

Statera Biopharma

Nichol Ochsner

Executive V.P. Investor Relations and Corporate Communications

+1.732.754.2545

nichol.ochsner@staterabiopharma.com

FINN Partners

Glenn Silver

+1.973.818.8198

glenn.silver@finnpartners.com

FINN Partners
David Carey (IR)
+1.212. 867.1768
David.carey@finnpartners.com